EXHIBIT 10.53

                            CREDIT FACILITY AGREEMENT

                                 BY AND BETWEEN

                            SPEIZMAN INDUSTRIES, INC.

                              AND ITS SUBSIDIARIES

                                       AND

                              SOUTHTRUST BANK, N.A.




                            DATED AS OF MAY 31, 2000






                      $17,500,000 Revolving Credit Facility
                                       and
                       $15,000,000 Line of Credit Facility



                      Nexsen, Pruet, Jacobs & Pollard, LLP
                            Charlotte, North Carolina
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                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE 1.   Definitions.....................................................  1
         1.1      "Account Debtor"...........................................  1
         1.2      "Accounts".................................................  2
         1.3      "Adjusted Consolidated Income".............................  2
         1.4      "Affiliate"................................................  2
         1.5      "Agreement"................................................  2
         1.6      "Applicable Margin"........................................  2
         1.7      "Applicable Base Rate".....................................  3
         1.8      "Assignment of Leases......................................  3
         1.9      "Authorized Officer".......................................  3
         1.10     "Base Rate"................................................  3
         1.11     "Base Rate Loan"...........................................  3
         1.12     "Borrowing Base Amount" ...................................  3
         1.13     "Borrowing Base Certificate" ..............................  3
         1.14     "Borrowing Notice".........................................  3
         1.15     "Capital Leases" ..........................................  4
         1.16     "Certain Predetermined Used Equipment Inventory"...........  4
         1.17     "Closing Date".............................................  4
         1.18     "Code" ....................................................  4
         1.19     "Collateral" ..............................................  4
         1.20     "Commitment" ..............................................  4
         1.21     "Commitment Fee"  .........................................  4
         1.22     "Consolidated Fixed Charge Ratio"..........................  4
         1.23     "Consolidated Interest Expense" ...........................  5
         1.24     "Consolidated Tangible Assets" ............................  5
         1.25     "Consolidated Tangible Net Worth"..........................  5
         1.26     "Consolidated Total Assets"................................  5
         1.27     "Consolidated Total Liabilities" ..........................  5
         1.28     "Contingent Liabilities"...................................  5
         1.29     "Default"..................................................  5
         1.30     "Default Rate".............................................  5
         1.31     "Documentary Letters of Credit"............................  5
         1.32     "Dollars"..................................................  5
         1.33     "Domestic Business Day"....................................  6
         1.34     "EBITDA" ................................................... 6
         1.35     "Eligible Accounts"........................................  6
         1.36     "Eligible Inventory".......................................  6
         1.37     "Eligible New Equipment Inventory".........................  6
         1.38     "Eligible Parts Inventory".................................  7
         1.39     "Eligible Used Equipment Inventory"........................  7
         1.40     "Environmental Laws".......................................  7
         1.41     "ERISA"....................................................  7
         1.42     "Event of Default".........................................  7
         1.43     "Excess Borrowing Base Amount".............................  7

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         1.44     "Facility Number 1"........................................  7
         1.45     "Facility Number 2"........................................  8
         1.46     "Facility Number 1 Termination Date".......................  8
         1.47     "Facility Number 2 Termination Date".......................  8
         1.48     "Fiscal Year"  ............................................  8
         1.49     "Fiscal Year End" .........................................  8
         1.50     "Funded Debt" .............................................  8
         1.51     "Hazardous Material" ......................................  8
         1.52     "Indebtedness" ............................................  8
         1.53     "Interest Periods".........................................  9
         1.54     "Inventory"................................................  9
         1.55     "Letter of Credit Application".............................  9
         1.56     "LIBOR Business Day" ......................................  9
         1.57     "LIBOR Loan"............................................... 10
         1.58     "LIBOR Rate" .............................................. 10
         1.59     "Lien"..................................................... 10
         1.60     "Loan" or "Loans".......................................... 10
         1.61     "Loan Documents"........................................... 10
         1.62     "Obligations".............................................. 10
         1.63     "Obligors"................................................. 11
         1.64     "Operating Cash Flow"...................................... 11
         1.65     "Outstanding Facilities Balance"........................... 11
         1.66     "PBGC"..................................................... 11
         1.67     "Permitted Encumbrances"................................... 11
         1.68     "Person" .................................................. 12
         1.69     "Plan"..................................................... 12
         1.70     "Principal Office of Bank"................................. 12
         1.71     "Prohibited Transaction"................................... 12
         1.72     "Regulatory Change"........................................ 12
         1.73     "Reimbursement Agreements"................................. 12
         1.74     "Reimbursement Obligations"................................ 12
         1.75     "Reportable Event"......................................... 13
         1.76     "Revolving Credit Commitment".............................. 13
         1.77     "Revolving Credit Loan".................................... 13
         1.78     "Revolving Credit Note" or "Note".......................... 13
         1.79     "Schedule of Accounts"..................................... 13
         1.80     "Security Agreements"...................................... 13
         1.81     "Standby Letter of Credit"................................. 13
         1.82     "Stock Pledge Agreement"................................... 13
         1.83     "Subsidiary.................................................13
         1.84     "Supplement"................................................13
         1.85     "SWAP Agreement"............................................14
         1.86     "Value of Inventory"........................................14
         1.87     Accounting Terms and Determinations.........................14

ARTICLE II.  Facility Number 1............................................... 14
         2.1      Revolving Credit Loan...................................... 14
         2.2      Types of Loans............................................. 15

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         2.3      Interest................................................... 15
         2.4      Standby Letters of Credit Subfacility.......................16
         2.5      Payments................................................... 17
                  (a)      Obligation to Pay .................................17
                  (b)      Revolving Credit Loan............................. 17
                  (c)      Payments to Principal Office; Debit Authority..... 17
                  (d)      Non-conforming Payments........................... 17
         2.6      Notes...................................................... 17
         2.7      Conversions................................................ 18
         2.8      Statement of Account....................................... 18
         2.9      Commitment/Renewal Fee/Unused Commitment Fee............... 18

ARTICLE III.  Facility Number 2.............................................. 19
         3.1      Documentary Letters of Credit.............................. 19
         3.2      Repayment.................................................. 19
         3.3      Indemnification............................................ 20
         3.4      Administrative fees........................................ 20
         3.5      Conditions to Issuance of Documentary Letters of Credit.... 20
         3.6      Temporary Standby Letter of Credit .........................21

ARTICLE IV.  Borrowing Base and Over Advancements............................ 21
         4.1      Borrowing Base Limit....................................... 21
         4.2      Over Advancement........................................... 21

ARTICLE V.  Collateral....................................................... 22
         5.1      Description................................................ 22
         5.2      Supplemental Documentation and Delivery of Collateral ......22
         5.3      Inspection .................................................23
         5.4      Insurance ..................................................23
         5.5      Payment for Insurance/Discharge of Taxes ...................23

ARTICLE VI.  Representations and Warranties Given by Obligors................ 24
         6.1      Representations and Warranties............................. 24
         6.2      Incorporation.............................................. 24
         6.3      Power and Authority........................................ 24
         6.4      Financial Condition........................................ 24
         6.5      Title to Assets............................................ 25
         6.6      Contingent Liabilities..................................... 25
         6.7      Pending Actions............................................ 25
         6.8      Taxes...................................................... 25
         6.9      Contract or Restriction Affecting the Company.............. 26
         6.10     Trademarks, Franchises and Licenses........................ 26
         6.11     No Default................................................. 26
         6.12     Governmental Authority..................................... 26
         6.13     No Untrue Statements....................................... 26
         6.14     Regulation U............................................... 26
         6.15     ERISA Requirements......................................... 27
         6.16     Hazardous Material......................................... 27

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         6.17     Solvency................................................... 27

ARTICLE VII.  Closing........................................................ 27
         7.1      Conditions of Closing...................................... 27

ARTICLE VIII.  Events of Default............................................. 30
         8.1      Events of Default.......................................... 30
         8.2      Certain Subsidiaries....................................... 32

ARTICLE IX.  Rights and Remedies After Event of Default...................... 33
         9.1      Rights and Remedies........................................ 33
         9.2      Collections: the Bank's Right to Notify Account Debtors.... 34
         9.3      Application of Proceeds.................................... 34
         9.4      Appointment of the Bank as the Obligor's Lawful Attorney... 34
         9.5      Rights and Remedies Cumulative; Non-Waiver; Etc............ 35

ARTICLE X.  Affirmative Covenants of the Obligors............................ 36
         10.1     Financial Reports and Other Data........................... 36
         10.2     Account Warranties and Representations..................... 37
         10.3     Verification of Accounts................................... 38
         10.4     Notice Regarding Disputed Accounts......................... 38
         10.5     Taxes and Liens............................................ 38
         10.6     Business and Existence..................................... 38
         10.7     Insurance on Properties.....................................38
         10.8     Maintain Property.......................................... 39
         10.9     Observe all Laws........................................... 39
         10.10    Payment of Obligations..................................... 39
         10.11    Books of Record and Account................................ 39
         10.12    Company's Knowledge of Default............................. 39
         10.13    Suits or Other Proceedings................................. 40
         10.14    ERISA...................................................... 40
         10.15    Right of Inspection........................................ 40
         10.16    Consolidated Tangible Net Worth............................ 40
         10.17    Total Liabilities to Tangible Net Worth.................... 40
         10.18    Fixed Change Coverage Ratio................................ 41
         10.19    Funded Debt Coverage Ratio .................................41
         10.20    Use of Proceeds ........................................... 41
         10.21    Notice of Discharge of Hazardous Materials or
                  Environmental Complaint  .................................. 41
         10.22    Maintenance of Operating Accounts ..........................41

ARTICLE XI.  Negative Covenants of the Obligors...............................42
         11.1     Negative Covenants..........................................42

ARTICLE XII.  Miscellaneous...................................................45
         12.1     Amendment...................................................45
         12.2     No Waiver...................................................45
         12.3     Survival....................................................45

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         12.4     Costs,  Expenses and Taxes..................................45
         12.5     Notices.....................................................45
         12.6     Liens; Set Off by Bank......................................46
         12.7     Governing Law...............................................47
         12.8     Commercially Reasonable Manner..............................47
         12.9     Stamp or Other Tax..........................................47
         12.10    Counterparts and Effectiveness..............................48
         12.11    Assignments and Participations..............................48
         12.12    Indirect Acts...............................................48
         12.13    Severability................................................48
         12.14    No Third Party Beneficiary..................................48
         12.15    Usury ......................................................49

EXHIBIT 1.13      Borrowing Base Certificate
EXHIBIT 1.14      Borrowing Notice
EXHIBIT 1.66      Permitted Encumbrances
EXHIBIT 1.73A     Standby Letter of Credit Application and Reimbursement
                    Agreement
EXHIBIT 1.73B     Documentary Letter of Credit Application and Reimbursement
                    Agreement
EXHIBIT 1.79      Schedule of Accounts
EXHIBIT 2.6       Form of Note
EXHIBIT 3.6       Notice of Payment
EXHIBIT 6.2       Schedule of Subsidiaries
EXHIBIT 6.4       Financial Statements
EXHIBIT 6.5       Title to Assets
EXHIBIT 6.6       Contingent Liabilities
EXHIBIT 6.7       Pending Actions
EXHIBIT 6.8       Taxes
EXHIBIT 6.10      Trademarks, Franchises and Licenses
EXHIBIT 6.16      Hazardous Material
EXHIBIT 11.1(a)   List of Indebtedness
EXHIBIT 11.1(b)   Limitations on Liens

                            CREDIT FACILITY AGREEMENT

         THIS CREDIT FACILITY AGREEMENT ("Agreement") made and entered into as of the 31st day of May, 2000 by and between SPEIZMAN INDUSTRIES, INC., a Delaware company ("Company"), SPEIZMAN YARN EQUIPMENT, INC., a South Carolina company ("Speizman Yarn"), WINK DAVIS EQUIPMENT COMPANY, INC., a Georgia company ("Wink Davis"), TODD MOTION CONTROLS, INC., a North Carolina company ("Todd Motion" and together with Speizman Yarn, Wink Davis and any future or indirect subsidiaries of the Company or of any other entities listed above, the "Subsidiaries"), jointly and severally and their respective successors and assigns, and SOUTHTRUST BANK, N.A. ("Bank").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Subsidiaries desire to obtain from the Bank a credit facility in the aggregate amount of $32,500,000 consisting of (a) Facility 1: a three year Revolving Credit Facility in the maximum principal amount of $17,500,000 and (b) Facility 2: a 364-day guidance line of credit for the issuance of Documentary Letters of Credit in the maximum face amounts of $15,000,000, in each case for the purposes described herein; and

         WHEREAS, the Bank is willing to provide the line of credit and make available the letters of credit to the Company from time to time in the Bank's discretion, upon the terms and conditions set forth herein:

         NOW, THEREFORE, the Company and the Bank do hereby agree as follows:

                            ARTICLE I - Definitions

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Account Debtor" means any Person who is or who may become obligated to the Company or any of the Subsidiaries under or on account of an Account.

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         1.2 "Accounts" or "Accounts Receivable" means: all accounts (as that term is defined in Section 25-9-106, General Statutes of North Carolina Annotated (1999 Edition) owed to the Company and the Subsidiaries, which shall include but not be limited to all accounts receivable, which are not evidenced by negotiable paper.

         1.3 "Adjusted Consolidated Income" means the gross revenues of the Company and its Subsidiaries less all operating and nonoperating expenses of the Company and Subsidiaries for a Fiscal Year, but excluding as income: (i) gains on the collection of proceeds of life insurance policies, (ii) any write-up of any asset, and (iii) any other gain or credit of an extraordinary nature.

         1.4 "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Company or a Subsidiary; (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Company or a Subsidiary; or (iii) 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         1.5 "Agreement" means this Credit Facility Agreement, including all exhibits and schedules hereto, as the same may from time to time be modified, amended or supplemented.

         1.6 The "Applicable Margin", means, for any fiscal quarter, the applicable rate per annum set forth in the table below determined by the ratio of Funded Debt to EBITDA for the preceding four quarters as of the last day of the immediately preceding fiscal quarter.


         ----- --------------------------------------- ----------- -------------
         Level         Funded Debt to EBITDA Ratio        LIBOR +    Base Rate +
         ----- --------------------------------------- ----------- -------------

           I   Less than or equal to 1.5:1                150 bps      0 bps
         ----- --------------------------------------- ----------- -------------
          II   Less than or equal to 2.0:1 but greater    175 bps     25 bps
               than 1.5:1
         ----- --------------------------------------- ----------- -------------
          III  Less than or equal to 2.5:1 but greater    200 bps     50 bp
               than 2.0:1
         ----- --------------------------------------- ----------- -------------
          IV   Less than or equal to 3.0:1 but greater    225 bps     75 bps
               than 2.5:1
         ----- --------------------------------------- ----------- -------------
           V   Greater than 3.0:1                         250 bps    100 bps
         ----- --------------------------------------- ----------- -------------

         1.7 "Applicable Base Rate" means the Base Rate plus the Applicable Margin.

         1.8 "Assignment of Leases" means the Assignment of Tenants' Interest in Real Estate Lease and Agreements executed by the Company and each of the Subsidiaries, dated the date hereof, for the benefit of the Bank and all amendments thereto.

         1.9 "Authorized Officer" of the Company or the Bank, as the case may be, means an officer or officers of the Company or the Bank designated in writing (if an Authorized Officer of the Company, such written designation shall be made by the President of the Company) from time to time to be an Authorized Officer.

         1.10 "Base Rate" means the prime, base or equivalent rate of interest announced by the Bank from time to time to be its prime rate (which rate is not necessarily the lowest rate offered by the Bank), any change in such rate to become effective on the date of such change.

         1.11 "Base Rate Loan" means a Loan for which the interest rate is determined in relation to the Bank's Base Rate.

         1.12 "Borrowing Base Amount" means an amount equal to the dollar value of (a) 85%

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of Eligible Accounts, plus (b) 60% of Eligible New Equipment Inventory and
Certain Predetermined Used Equipment Inventory, plus (c) 30% of Eligible Used Equipment Inventory, plus (d) 40% of Eligible Parts Inventory; (provided that, the portion of the Borrowing Base Amount based on Eligible Inventory value under
(b), (c) and (d) shall in no case exceed 50% of Outstanding Facilities Balance), plus (e) 60% of the face amount of Documentary Letters of Credit issued under
Article III hereof for which documents and drafts have not been presented and accepted by the Bank for certain imported Eligible Inventory which is in transit and which is not otherwise included within Eligible Inventory under (b), (c) or
(d) above.

         1.13 "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit 1.13 attached hereto.

         1.14 "Borrowing Notice" means the telephonic request by an Authorized Officer of the Company to an Authorized Officer of the Bank to obtain or convert advances under the Loan of any type hereunder, as the obtaining or conversion of such advances shall be otherwise permitted herein. Any Borrowing Notice shall be binding on and irrevocable by the Company, and shall be confirmed in writing by the Company utilizing the form attached as Exhibit 1.14 with appropriate insertions.

         1.15 "Capital Leases" means all leases which have been or should be capitalized in accordance with generally accepted accounting practices as in effect from time to time including statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         1.16 "Certain Predetermined Used Equipment Inventory" means certain used equipment held as inventory by Speizman Yarn within the United States or Canada, which is not subject to any lien or security interest of any party other than the Bank and which has been determined by the Bank, in its sole and absolute discretion, to be Certain Predetermined Used Equipment Inventory.

         1.17 "Closing Date" means the date this Agreement is signed by the parties hereto and the conditions of Article VII are fulfilled to the satisfaction of the Bank.

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

         1.18 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder.

         1.19 "Collateral" means and includes all assets (whether current or non-current), property or interests in property of the Company and of the Subsidiaries, including, but not limited to, all accounts, documents, chattel paper, instruments, inventory, furniture, fixtures, equipment and general intangibles, as such terms are defined in the Uniform Commercial Code of the State of North Carolina, Section 25-9-101, et seq. of the General Statutes of North Carolina Annotated whether now owned or hereafter acquired by the Company and any of the Subsidiaries.

         1.20 "Commitment" means the Revolving Credit Commitment of the Bank to make Revolving Credit Loans pursuant to Section 2.1 hereof.

         1.21 "Commitment Fee" means, as defined in Section 2.9 hereof.

         1.22 "Consolidated Fixed Charge Ratio" means, with respect to the Company and the Subsidiaries for the most recently completed four-quarter period ending on the date of computation thereof, the ratio of (a) the sum of after-tax income, total depreciation and amortization, lease expenses, interest expense and a one-time charge of $191,000 accrued in March, 2000 to (b) the sum of lease expense, interest expense and current maturities of long-term debt, each as determined on a consolidated basis in accordance with generally accepted accounting principals.

         1.23 "Consolidated Interest Expense" means any and all interest expense of the Company and Subsidiaries for any Fiscal Year.

         1.24 "Consolidated Tangible Assets" means Consolidated Total Assets minus consolidated intangible assets of the Company and the Subsidiaries including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names (excluding leasehold improvements and capitalized portions of leases, all determined in accordance with generally accepted accounting principles.

         1.25 "Consolidated Tangible Net Worth" means Consolidated Tangible Assets minus Consolidated Total Liabilities.

         1.26 "Consolidated Total Assets" means the consolidated assets of the Company and the Subsidiaries determined in accordance with generally accepted accounting principles.

         1.27 "Consolidated Total Liabilities" means all liabilities of the Company and its Subsidiaries (including fully subordinated debt), on a consolidated basis, as determined in accordance with generally accepted accounting principles.

         1.28 "Contingent Liabilities" means all contingent liabilities required to be disclosed in the consolidated financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles as in effect from time to time including Statement No. 5 of the Financial Accounting Standards Board and any successor thereto.

         1.29 "Default" means any event which with the giving of notice would become an Event of Default.

         1.30 "Default Rate" means the annual interest rate equal to the Base Rate plus 2%.

         1.31 "Documentary Letters of Credit" means any letter of credit issued by the Bank pursuant to Section 3.1 hereof.

         1.32 "Dollars" and the sign "$" means lawful money of the United States of America.

         1.33 "Domestic Business Day" means a day other than a Saturday, Sunday or day on which commercial banks are authorized or permitted to close in North Carolina.

         1.34 "EBITDA" means earnings before interest, taxes, depreciation and amortization as reflected on the income statement of the Company and Subsidiaries on a consolidated basis.

         1.35 "Eligible Accounts" means all Accounts of the Company and Subsidiaries created or acquired by the Company and Subsidiaries in the ordinary course of its business as presently conducted (i) which are 180 days or less from date of original invoice and which are not more than 60 days past due; (ii) which are from Account Debtors located within the 50 States of the United States, the District of Columbia and Canada; (iii) which are not from Account Debtors which are affiliates of the Company or any of the Subsidiaries; (iv) which are not from Account Debtors in which 50% or more of the Accounts of such Person are 60 days or more past due; and (v) which the Bank, in its reasonable discretion, deems to be Eligible Accounts. The Bank may determine, on a daily basis, whether any Accounts constitute and continue to constitute an Eligible Account and if an Eligible Account subsequently becomes ineligible for any reason, its ineligibility shall become effective immediately.

         1.36 "Eligible Inventory" means Eligible New Equipment Inventory, Eligible Used Equipment Inventory, Certain Predetermined Used Equipment Inventory and Eligible Parts Inventory located in the United States or Canada or in transit thereto which is subject to a first priority security interest in favor of the Bank pursuant to this Agreement, but shall not include any such inventory (a) that is subject to, or any proceeds thereof would be subject to, any Lien (except the Lien of the Bank), (b) any sale on approval or sale or return transaction or any consignment (unless approved in writing by the Bank),
(c) that is not in the possession of the Company, its Subsidiaries or a bailee acceptable to the Bank, or if such inventory is covered by documents of title, instruments or chattel paper and the Company, its Subsidiaries or custodian acceptable to the Bank is not the owner and holder of such documents, instruments or chattel paper free of all Liens, (d) that is the subject of any lease, (e) with respect to which any insurance proceeds are not payable to the Bank as loss payee, and (f) that for any other reason is at any time deemed by the Bank to be ineligible, in its reasonable discretion.

         1.37 "Eligible New Equipment Inventory" means new equipment (which has not been used for its intended purpose or otherwise) which is located in the United States or Canada as inventory for sale by the Company or the Subsidiaries, which is not subject to any lien or security interest of any party other than the Bank and which has been determined by the Bank, in its sole and absolute discretion, to be Eligible New Equipment Inventory.

         1.38 "Eligible Parts Inventory" means equipment parts (not assembled or attached to any equipment) which is located in the United States or Canada as inventory for sale by the Company and the Subsidiaries, which is not subject to any lien or security interest of any party other than the Bank and which has been determined by the Bank, in its sole and absolute discretion, to be Eligible Parts Inventory.

         1.39 "Eligible Used Equipment Inventory" means used equipment which is located in the United States or Canada as inventory for sale by the Company and the Subsidiaries, which is not subject to any lien or security interest of any party other than the Bank and which has been determined by the Bank, in its sole and absolute discretion, to be Eligible Used Equipment Inventory.

         1.40 "Environmental Laws" means, state, federal or local environmental laws or regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C.ss.1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.4701 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.3001 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented, and any analogous future or present local, state, and federal statutes, regulations, and ordinances promulgated pursuant thereto which may be applicable.

         1.41 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         1.42 "Event of Default" has the meaning given such term in Article VIII hereof.

         1.43 "Excess Borrowing Base Amount" means the excess, if any, of the Borrowing

Base Amount minus the Outstanding Facilities Balance.

         1.44 "Facility Number 1" means the Revolving Line of Credit facility and Standby Letter of Credit Subfacility described under Article II of this Agreement.

         1.45 "Facility Number 2" means the Documentary Letters of Credit facility described under Article III of this Agreement.

         1.46 "Facility Number 1 Termination Date" means May 31, 2003, or such later date as the Bank may, in its sole and absolute discretion, consent to in writing pursuant to Section 2.1 hereof.

         1.47 "Facility Number 2 Termination Date" means May 30, 2001, or such later date as the Bank may, in its sole and absolute discretion, consent to in writing pursuant to Section 3.1 hereof.

         1.48 "Fiscal Year" means the period of the Company ending on the Saturday closest to June 30 of each calender year.

         1.49 "Fiscal Year End" means the last day of the Company's Fiscal Year.

         1.50 "Funded Debt" means the sum of all indebtedness for borrowed money (including, without limitation, capital lease obligations, subordinated debt, and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture, or similar instrument of the Company or its Subsidiaries.

         1.51 "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Laws now or hereafter in effect.

         1.52 "Indebtedness" means all items which would, in conformity with generally accepted accounting principles, be classified as liabilities on a balance sheet of the Company and the Subsidiaries as of the date such determination of indebtedness is made and in any event including: (a) all indebtedness of the Company and the Subsidiaries for borrowed money or for the deferred purchase price of property or services;
(b) all liabilities guaranteed or assumed, directly or indirectly, in any manner, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse; (c) the face amount of all letters of credit issued for the account of the Company or the Subsidiaries and, without duplication, all drafts drawn thereunder; (d) all indebtedness in effect guaranteed by the Company or the Subsidiaries, directly or indirectly, whether through an agreement, contingent or otherwise, to purchase or repurchase such indebtedness or to purchase, sell or lease (as lessee or lessor) any property or services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or to advance or supply funds to or to invest in any other manner in the debtor, whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such debtor to maintain a minimum working capital or net worth, or otherwise; (e) all liabilities secured by any Lien on any property owned by the Company or the Subsidiaries, to the extent attributable to such Person's interest in such property, even though it has not assumed or become liable for the payment thereof; and (f) obligations of the Company or the Subsidiaries under Capital Leases; but Indebtedness shall exclude accounts payable and letters of credit issued to support accounts payable, income taxes payable, accrued salaries, wages and bonuses, minority interest, deferred income taxes and other accrued expenses and sundry liabilities incurred in the ordinary course of business (except for borrowed funds) including, but not limited to, accrued commissions, accrued royalties and accrued interest.


         1.53 "Interest Periods" means the one month, two month or three month periods for U.S. dollar deposits in determining the LIBOR Rate.

         1.54 "Inventory" means all inventory of the Company and the Subsidiaries located within the United States, Canada or Mexico or in transit thereto, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process, and finished merchandise, or component materials and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of the Company and the Subsidiaries or which may contribute to the finished products or to the sale, promotion and shipment thereof, in which the Company and the Subsidiaries now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Company or any of the Subsidiaries or is held by the Company or any of the Subsidiaries or by others for the Company's and any of the Subsidiaries' account, and the proceeds and products thereof.

         1.55 "Letter of Credit Application" means the form of application and reimbursement agreement for the issuance of a Standby Letter of Credit, which form may be provided to the Company by the Bank from time to time.

         1.56 "LIBOR Business Day" means a day on which banking transactions are conducted in the financial markets in London, England and which is also a Domestic Business Day.

         1.57 "LIBOR Loan" means any Revolving Credit Loan for which the interest rate is determined by reference to the LIBOR Rate.

         1.58 "LIBOR Rate" means the London Interbank Offering Rate (LIBOR), adjusted for customary reserves, as published from time to time by the Bank.

         1.59 "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Company and its Subsidiaries shall be deemed to be the owners of any property which it or they have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         1.60 "Loan" or "Loans" means any borrowing by the Company and Subsidiaries hereunder and/or any extension of credit by the Bank to or for the Company or Subsidiaries hereunder, and shall include the Revolving Credit Loan and the face amount of any Documentary Letters of Credit or Standby Letters of Credit issued hereunder together with any Reimbursement Obligations including any renewal, amendment, modification, or extension of any of these.

         1.61 "Loan Documents" means this Agreement, the Revolving Credit Note, Stock Pledge Agreement, Assignment of Leases, the Security Agreement and all other documents, security instruments, instruments, certificates, reports, and insurance policies required herein or executed and/or delivered (or required to be executed and/or delivered) in connection with this Agreement and/or herewith as such may be amended or modified in the future.

         1.62 "Obligations" means all of the undertakings and promises, including, but not limited to, promises to pay principal and interest under the Note, to pay any Reimbursement Obligations and any other duty or obligation of the Company and the Subsidiaries under the Loan Documents including, without limitation, all agreements, representations, warranties and covenants therein.

         1.63 "Obligors" means the Company and the Subsidiaries, and "Obligor" means each of them.

         1.64 "Operating Cash Flow" means the sum of (a) net income after tax effects plus (b) depreciation and amortization expense for the Fiscal Year for which such determination is made.

         1.65 "Outstanding Facilities Balance" means the aggregate amount of Loans outstanding at any one time.

         1.66 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         1.67 "Permitted Encumbrances" means and includes:

                  (i) liens for taxes, assessments or similar governmental charges not in default or being contested in good faith;

                  (ii) worker's, vendor's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged or not bonded over for not longer than 30 days from the receipt of notice thereof, provided that an additional 30 days will be permitted if such lien is being contested in good faith by the Company and adequate reserves have been established;

                  (iii) liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation arising in the ordinary course of business and not as a result of the failure of the Company or any Subsidiary to pay any amount or tax or to make any required deposit, and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

                  (iv) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property so long as they do not materially impair the value of or interfere with the intended use of such property;

                  (v)      those shown on Exhibit 1.66.

         1.68 "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

         1.69 "Plan" means any employee benefit or other plan established or maintained or to which contributions have been made by the Company or any Subsidiary and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         1.70 "Principal Office of Bank" means the principal office of the Bank at SouthTrust Plaza, 5960 Fairview Road, Suite 402, Charlotte, NC 28210, or such other address as the Bank may from time to time designate.

         1.71 "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

         1.72 "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         1.73 "Reimbursement Agreements" means with respect to Standby Letters of Credit, the terms of reimbursement stated on the Letter of Credit Application substantially in the form attached hereto as Exhibit 1.72A, with such changes as the Bank may make from time to time in its discretion, and with respect to Documentary Letters of Credit, one or more Master Letter of Credit Reimbursement Agreements between the Company, the Subsidiaries and the Bank, substantially in the form of Exhibit 1.73B attached hereto with such changes and modifications as are acceptable to the Bank.

         1.74 "Reimbursement Obligations" means the joint and several obligations of the Company and the Subsidiaries to reimburse the Bank for any draws on any Standby Letter of Credit or Documentary Letter of Credit and to pay all related fees and costs of the Bank related thereto, all as further provided in one or more Reimbursement Agreements.

         1.75 "Reportable Event" has the meaning given such term in Section 4043(b) of Title IV of ERISA.

         1.76 "Revolving Credit Commitment" means the commitment of the Bank to make revolving line of credit loans outstanding at any time to the Company and its Subsidiaries in amounts not to exceed the lesser of (i) $17,500,000.00 minus the face amount of any outstanding Standby Letters of Credit or (ii) the Borrowing Base Amount.

         1.77 "Revolving Credit Loan" has the meaning given such term in Section
2.1 hereof.

         1.78 "Revolving Credit Note" or "Note" means the Revolving Credit Note as defined in Section 2.6 hereof and all amendments and supplements thereto.

         1.79 "Schedule of Accounts" means an aged summary of Eligible Accounts made by Company and Subsidiaries in the form set forth in Exhibit 1.79 certified by an authorized officer of the Company or applicable Subsidiary.

         1.80 "Security Agreements" mean those certain Security Agreements between the Company and the Bank, and between each of the respective Subsidiaries and the Bank, each dated as of the date of this Agreement.

         1.81 "Standby Letters of Credit" means standby letters of credit issued from time to time pursuant to Section 2.4 hereof.

         1.82 "Stock Pledge Agreement" means the Stock Pledge Agreement dated as of the dated hereof between the Company and the Bank and all amendments thereto.

         1.83 "Subsidiary" means each of, and "Subsidiaries" means collectively, Speizman Yarn Equipment, Inc., Todd Motion Controls, Inc. and Wink Davis Equipment Company, Inc., and any corporation of which at least a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by the Company and/or one or more of the Subsidiaries listed above.

         1.84 "Supplement" means any amendment, modification or supplement which may be hereafter executed by the Company, the Subsidiaries and the Bank and shall be incorporated herein with the same force and effect as if set forth freely herein.

         1.85 "SWAP Agreement" means an International Swap Dealers Association, Inc. ("ISDA") form interest rate swap agreement from a financial institution acceptable to the Bank and the Company, the form of which is acceptable to the Bank, and which is pledged to the Bank as additional collateral under the Security Agreement with the Company.

         1.86 "Value of Inventory" means the United States Dollar value of Inventory determined in accordance with generally accepted accounting principles.

         1.87 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with that applied in the audited consolidated financial statements of the Company and its Subsidiaries referred to in Section 6.4 hereof.

                         ARTICLE II - Facility Number 1

         2.1      Revolving Credit Loan.

                  (a) Subject to the terms and conditions of this Agreement, and so long as no Event of Default shall have occurred and be continuing, the Bank agrees to make loans and advances to the Company (the "Revolving Credit Loan") from time to time from the Closing Date until the Facility Number 1 Termination Date up to but not exceeding the Revolving Credit Commitment. Within such limits, and so long as no Defaults or Event of Default shall have occurred and be continuing, the Company may borrow, repay and reborrow, on a Domestic Business Day from the date of this Agreement until, but not including, the Facility Number 1 Termination Date and in an amount not to exceed the Borrowing Base Amount, as set forth in the most recent calculation of the Borrowing Base Amount as stated in a Borrowing Base Certificate delivered to the Bank, subject to verification by the Bank, and provided that the Bank's calculation of the Borrowing Base Amount shall be conclusive and final on all parties hereto. Except as otherwise permitted under Section 4.2 hereunder, at no time shall the Revolving Credit Loan, plus the sum of all outstanding Standby Letters of Credits exceed the Revolving Credit Commitment. The Company shall have the right to repay the amounts outstanding under the Revolving Credit Loan at any time in whole or in part plus, in the case of prepayment of a LIBOR Loan, the Bank's direct costs associated with the breakage of any LIBOR contracts resulting from such prepayment. The Company may terminate the financing arrangements under this Agreement at the Facility's Number 1 Termination Date or at any extension thereof by giving Lender written notice of such termination, in the manner set forth in Section 12.5 below, at least five (5) days prior thereto; provided that in order for any such notice of termination to become effective, the Company shall, on or before the Facility Number 1 Termination Date, pay the outstanding principal amount of the Revolving Credit Loan together with all Reimbursement Obligations, plus accrued interest to Bank, in full, in immediately available funds.

                  (b) The Bank's obligation to make loans and advances under Facility Number 1 shall at all times be subject to delivery of the Borrowing Base Certificates and related Schedules required hereunder within the required time-frame.

         2.2 Types of Loans. Pursuant to a Borrowing Notice, the Company shall have the option of constituting the Loan as a Base Rate Loan or a LIBOR Loan, and of converting the same from time to time pursuant to Section 2.7 hereof.

         2.3 Interest. The Company shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loan made by the Bank for the period commencing on the date of such Loan until such Loan shall be paid at (i) in the case of a Base Rate Loan, the Applicable Base Rate, and (ii) in the case of a LIBOR Loan, the LIBOR Rate for Interest Periods of one, two or three months as requested by the Company at the time of making the LIBOR Loan, plus the Applicable Margin. Upon the occurrence of an Event of Default under Section 8.1
(a) or (b), interest shall accrue on the outstanding principle amount of the Loans at the Default Rate until all amounts of principle and interest due is paid.

         Interest on the Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the Base Rate or the LIBOR Rate shall be effective as of the Domestic Business Day such change is announced. Interest on the Loan shall be paid on the first Domestic Business Day of each calendar month during each year, commencing on the first such date to occur after the date of the first borrowing hereunder.

         Each advance under the Loan shall be in the amount of $100,000 or any integral multiples of $10,000 in excess thereof, or if applicable the balance of the Revolving Credit Commitment (subject to Over-Advancements permitted under
Section 4.2 hereof), and shall be paid by the Bank to the Company. Within such limits, the Company may borrow, repay and reborrow hereunder, on the Domestic Business Day in the case of a Base Rate Loan and on a LIBOR Business Day in the case of a LIBOR Loan, from the date hereof until, but (as to borrowings and reborrowings) not including, the Facility Number 1 Termination Date; provided, however, that no LIBOR Loan shall be made which has an Interest Period that extends beyond the Termination Date.

         2.4 Standby Letters of Credit Subfacility. (a) The Bank shall, from time to time, upon the request of the Company, issue standby or trade letters of credit in an aggregate amount not to exceed the amount of the Revolving Credit Commitment less the amount of the Revolving Credit Loan and all letters of credit then issued by the Bank for the benefit of the Company and for the use by the Company in the ordinary course of its business. The issuance of such Letters of Credit shall be issued only upon receipt of a properly completed Letter of Credit Application and such other documentation as may from time to time be required by the Bank including, but not limited to, an effective Reimbursement Agreement executed by all parties hereto. The Letter of Credit Application and related documents must be submitted to the Bank at least three Domestic Business Days prior to the requested date of issuance of the Letter of Credit. The Company agrees to pay the Bank its letter of credit fee and costs set by the Bank from time to time in connection with the issuance of each Standby Letter of Credit. In no event shall the aggregate face amount of all Standby Letters of Credit outstanding hereunder exceed $4,000,000. No Standby Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Facility Number 1 Termination Date. In addition to the terms of this Agreement, each Standby

Letter of Credit and the Reimbursement Obligations and other terms shall be subject to the Reimbursement Agreement executed in connection with such Standby Letter of Credit.

                  (b) Reimbursement. In the event of any drawing under any Standby Letter of Credit, the Bank will promptly notify the Company. Unless the Company shall immediately notify the Bank that the Company intends to otherwise immediately reimburse the Bank for such drawing and does make such immediate reimbursement, the Company shall be deemed to have requested that the Bank make a Revolving Loan in the amount of the drawing on the related Letter of Credit, the proceeds of which will be used to satisfy the related Reimbursement Obligations. The Company and each Subsidiary, jointly and severally, promise to reimburse the Bank on the day of drawing under any Standby Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) the amount of such drawing in same day funds. If the Company shall fail to reimburse the Bank as provided herein above, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Default Rate. The Company's and Subsidiaries' Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment against the Bank or the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Company or any Subsidiary to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

         2.5 Payments.

                  (a) Obligation to Pay. The Company and each Subsidiary, jointly and severely, hereby agree to pay the Revolving Credit Loan when due pursuant to the terms of this Agreement and the Notes. Such obligation is and shall be absolute as to each of the Company and the Subsidiaries, without notice, claim, defense or setoff.

                  (b) Revolving Credit Loan. The Revolving Credit Loan shall have a stated maturity date and the Revolving Credit Loan shall become due and payable in full on the Facility Number 1 Termination Date.

                  (c) Payments to Principal Office; Debit Authority. Each payment of principal (including any prepayment) and payment of interest shall be made to the Bank at the Principal Office of the Bank, in Dollars and in immediately available funds before 2:00 P.M. Charlotte, North Carolina time on the date such payment is due. The Bank may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company or any of the Subsidiaries with the Bank.

                  (d) Non-conforming Payments. The Bank shall deem any payment by or on behalf of the Company and the Subsidiaries hereunder or under Section
2.4 herein above that is not made both (a) in Dollars and in immediately available funds and (b) prior to 2:00 P.M. Charlotte, North Carolina time to be a non- conforming payment. Any such payment shall not be deemed to be received by the Bank until the time such funds become available funds. The Bank shall give prompt telephonic notice to the Company if any payment is non-conforming. For the first thirty (30) days after payment is due, interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds at the then applicable standard rate of interest as provided in Section 2.3 hereof.

         2.6 Notes. The Revolving Credit Loan shall be evidenced by promissory note of the Company and the Subsidiaries substantially in the form attached hereto as Exhibit 2.6 (the "Revolving Credit Note" or "Note"). The Loan and all payments and prepayments made on account of the principal thereof, shall be recorded by the Bank in its books and records and at its discretion in the Schedule attached to such Note (provided that any failure by the Bank to make any such notation shall not affect the obligations of the Company hereunder or under the Note.)

         2.7 Conversions. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below, the Company may on five (5) Domestic Business Days' notice on or before 11:00 A.M. Charlotte, North Carolina time, convert a Base Rate Loan to a LIBOR Loan, or a LIBOR Loan to a Base Rate Loan at the expiration of the applicable Interest Period for such LIBOR Loan and provided the amount connected is at least $100,000.

         Notice of any such conversions shall be communicated in writing to the Bank by a Borrowing Notice.

         2.8 Statement of Account. The Bank shall provide the Company and the Subsidiaries with a statement(s) of account on a monthly basis and each statement of account which is delivered by the Bank to the Company and Subsidiaries and which relates to the Obligations shall be presumed correct and accurate, shall constitute an account stated between the Company and the Bank, and shall be deemed correct and conclusively binding upon the Company and the Bank, unless thereafter waived in writing by the Bank or unless, within twenty
(20) days after the Company's receipt of such statement, the Company delivers to the Bank written objection thereto specifying the error or errors, if any, contained in any such statements.

         2.9      Commitment/Renewal Fee/Unused Commitment Fee.

         (i) The Company and the Subsidiaries and the Bank acknowledge that in connection with providing the Revolving Credit Loan and the execution and delivery of this Agreement, the Company has paid or will pay on or before the Closing Date to the Bank a one-time Commitment Fee of $150,000 such fee shall be earned in full and non-refundable upon the execution of this Agreement by the Bank.

         (ii) In addition to the Commitment Fee under (i) above, the Company and the Subsidiaries shall pay to the Bank an unused commitment fee at a rate per annum equal to one-quarter of one percent (.25%) on the Average Daily Unused Portion of the Revolving Credit Commitment. The unused commitment fee shall be payable in arrears quarterly on April 1, July 1, October 1 and January 1of each calendar year during the term of this Agreement, and on the date the Termination Date. For purposes hereof, "Average Daily Unused Portion" shall mean the Revolving Credit Commitment amount minus (a) the average daily balance of Loans outstanding during the period, plus (b) the average aggregate face amount of Standby Letters of Credit outstanding during the period.

                         ARTICLE III - Facility Number 2

         3.1 Documentary Letters of Credit. From time to time the Company may request that the Bank issue one or more Documentary Letters of Credit for the benefit of the Company to facilitate the purchase and importation of Eligible Inventory. The Bank shall have no commitment to issue any such Documentary Letter of Credit and its decision to issue any Documentary Letter of Credit shall be in its sole and absolute discretion. The aggregate maximum principal face amount of Documentary Letters of Credit which may be outstanding at any one time shall not exceed $15,000,000 (subject to reduction as provided below); provided no Documentary Letter of Credit under this Facility Number 2 will be issued if (i) after such issuance, the aggregate amount of Documentary Letters of Credit issued and outstanding shall exceed the excess of the Borrowing Base Amount over the principal amount outstanding under the Revolving Credit Loan or
(ii) any Default exists hereunder. The Company shall execute the Bank's customary applications and other documentation (including Reimbursement Agreements) in connection with each request for, or issuance of, a Documentary Letter of Credit. The fees to be charged by the Bank for issuance of each Documentary Letter of Credit, the duration of each Documentary Letter of Credit, the collateral therefor, the beneficiaries thereof and other related terms and conditions will be negotiated and agreed upon by the Company and Bank at the time of the issuance of each Documentary Letter of Credit. The Bank shall not issue any Documentary Letters of Credit after the Facility Number 2 Termination Date, and no Documentary Letters of Credit will be issued having a term extending beyond 180 days following the Facility Number 2 Termination Date.

         3.2 Repayment. The Company and Subsidiaries, jointly and severally hereby unconditionally agree to pay to the Bank on demand all amounts required to reimburse the Bank for all amounts drawn or drafts purporting to be drawn under the Documentary Letters of Credit, and any and all expenses of every kind incurred by the Bank in connection with the Documentary Letters of Credit, and in any event and without demand to place in the Bank's possession sufficient funds to pay all debts and liabilities arising under any Documentary Letter of Credit. Such payment by the Company and Subsidiaries shall be made, if not demanded earlier, immediately after (and before 4:00 p.m. Charlotte, North Carolina time on the same Domestic Business Day as) the Bank gives the Company and Subsidiaries notice of such drawing under a Documentary Letter of Credit. The Company's and Subsidiaries' obligations to pay the Bank under this Section, and the Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. Unless otherwise stated in a Reimbursement Agreement executed by the Company and the Subsidiaries in connection with the issuance of any Documentary Letter of Credit, the Company and Subsidiaries agree to pay the Bank interest on all amounts not paid when due at the Base Rate plus the Applicable Margin at the time of issuance, or the maximum rate as may be permitted by applicable law, whichever is lower. The Bank may charge any account that the Company or Subsidiaries may have with it for any and all amounts the Bank pays under the Documentary Letter of Credit, plus the Bank's fees, charges and expenses.

         3.3 Indemnification. Without duplication of any other provision hereof, the Company and Subsidiaries hereby indemnify and hold harmless the Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Bank may incur (or which may be claimed against the Bank) by any person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Documentary Letter of Credit; provided that the Company and Subsidiaries shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the Bank's failure to pay under any Documentary Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Documentary Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The agreements of this Section shall survive repayment of all Reimbursement Obligations hereunder.

         3.4 Administrative fees. The Company and Subsidiaries shall pay to the Bank administrative and other fees, if any, in connection with the Documentary Letters of Credit in such amounts and at such times as the Bank and the Company and Subsidiaries shall agree from time to time.

         3.5 Conditions to Issuance of Documentary Letters of Credit. Without limitation in any manner of the sole discretion of the Bank to issue any Documentary Letter of Credit, the Bank will not issue any Documentary Letter of Credit hereunder prior to the satisfaction of the following conditions:

                  (i) the Bank shall have received a notice and application from the Company in form and substance satisfactory to the Bank requesting issuance of a Documentary Letter of Credit;

                  (ii) at the time of each issuance of each Documentary Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to the issuance of the requested Documentary Letter of Credit issued, outstanding and undrawn, or drawn and not reimbursed, does not exceed the maximum amount calculated under Section 3.1 above; and

                  (iv) the Company and Subsidiaries execute a Reimbursement Agreement in form and substance acceptable to the Bank and pay all fees and costs associated with such issuance.

         3.6 Temporary Standby Letter of Credit. As a means of facilitating Closing and to provided for the repayment of existing obligations of the Company on certain outstanding documentary letters of credit issued by Bank or America, the Bank will issue a standby letter of credit for the account of the Company and Subsidiaries and for the benefit of Bank of America in the face amount of $ 8,200,000 (the "Temporary Letter of Credit"). Upon each payment by the Company to Bank of America for the reimbursement of draws paid by Bank of America under its letters of credit, the Company will execute and forward to Bank of America for its signature, and cause to be send to the Bank by facsimile transmission with original to follow by mail, a "Notice of Payment and Request for Reduction of Standby Letter of Credit" in the foram attached hereto as Exhibit 3.6. Upon receipt of each Notice of Payment and Request for Reduction of Standby Letter of Credit, the Bank shall reduce the face amount of the Temporary Letter of Credit by amendment thereof. The Temporary Letter of Credit shall be issued by the Bank under Facility Number 2, and the reimbursement of draws thereunder shall be included as part of the Obligations of the Company and the Subsidiaries under this Agreement. The Company may request advances under Facility Number 1 for payment of reimbursements to the Bank required hereunder. The Company and Subsidiaries shall execute a Letter of Credit Application for the Temporary Letter of Credit.

                ARTICLE IV - Borrowing Base and Over Advancements

         4.1 Borrowing Base Limit. Notwithstanding any other provision of this Agreement, and except as permitted under Section 4.2 below, at no time will the amount advanced by the Bank under Facility Number 1 or the face amount of Documentary Letters of Credit issued under Facility Number 2 exceed the lesser of (i) the Excess Borrowing Base Amount or (ii) the stated amount of each Facility (i.e., $17,500,000 under Facility 1 and $15,000,000 under Facility 2). The Bank may reject any request for advances or issuance of letters of credit if, as a result of such advance or letter of credit issuance, the amount outstanding under either Facility Number 1 or Facility Number 2 exceeds the limits stated above. The Bank may also demand payment of any amount necessary to place the Company in compliance with the above limits, in which event the Company shall immediately pay such amount to the Bank.

         4.2 Over Advancement. From time to time the Company may borrower funds under either Facility 1 or Facility 2 or both in excess of the amount that would otherwise be available but for the Borrowing Base limit under Section 4.1 above (an "Over-Advance Condition"), up to a maximum of $1,000,000, but in any event not in excess of the stated amounts of each Facility. Such Over-Advance Condition shall be cured within 30 days of its creation. There shall be at least 30 days between the repayment in full of any borrowing under this Section and the request for any new borrowing hereunder due to an Over-Advance Condition.

                             ARTICLE V - Collateral

         5.1 Description. As security for the Obligations, each Obligor has granted or does hereby grant to the Bank a continuing first priority lien and security interest in, pledge of and right of set-off against the following:

                  (a) Accounts, Inventory and other Property. All Collateral wherever located, and in the proceeds and products thereof, including without limitation the proceeds of insurance covering any of the Collateral; and

                  (b) Funds Held By Bank. All funds and investments held by the Bank in all accounts with the Bank and in all proceeds thereof; and

                  (c) all stock of the Subsidiaries held by the Company; and

                  (d) assignment of interests in all leases of both real and personal property.

         5.2 Supplemental Documentation and Delivery of Collateral. At the Bank's request, each Obligor shall execute and/or deliver to the Bank, at any time or times hereafter, all documents, instruments and other written matter that the Bank may reasonably request to perfect and maintain perfected the Bank's security interest in the Collateral or other assets listed in Section 5.1, including without limitation UCC financing statements to be filed in all jurisdictions reasonably requested by the Bank, in form and substance acceptable to the Bank, and pay all charges, expenses and fees the Bank may reasonably incur in filing or recording any of such documents, and all taxes relating thereto. Each Obligor hereby irrevocably makes, constitutes and appoints the Bank (and all Persons designated by the Bank for that purpose) as its true and lawful attorney (and agent-in-fact) to sign the name of such Obligor on any of such documents, and to deliver the same to such Persons as the Bank, in its sole discretion, may elect. Each Obligor ratifies and approves all acts of such attorney and agrees that such power is irrevocable so long as any Obligations of such Obligor are outstanding. Each Obligor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Bank in any filing office. In addition, the Obligors shall deliver to the Bank or its custodian any Collateral as may be necessary to perfect the Bank's security interest therein.

         5.3 Inspection. The Bank (by any of its officers, employees and agents) shall have the right, at any time or times during any Obligor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records), and the premises, affairs and financing with the Company, any Subsidiary or any Person and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

         5.4 Insurance. Each Obligor shall insure the Collateral against all loss or damage by fire and other hazards included within the term "extended coverage", against all loss or damage in the shipment of any Collateral and against such other risks as are specified from time to time by the Bank, in each case in such amounts and with such insurance companies as are acceptable to the Bank. Each policy of insurance covering any of the Collateral will (i) contain a loss payable clause in favor of and in form acceptable to the Bank; (ii) provide full replacement coverage and in any event equal to at least 110% of the value of the collateral; and (iii) provide that the Bank shall be notified in writing at least ten (10) days before any policies are terminated or there is any material change in coverage. Upon request by the Bank, each Obligor will, from time to time, furnish the Bank with satisfactory evidence of compliance with this section and will upon request of the Bank deliver mortgagee/lienholder copies of such policies to the Bank.

         5.5 Payment for Insurance/Discharge of Taxes. The Bank shall have the right at any time, from time to time without notice to any Obligor to: (i) obtain insurance covering any of the Collateral if any Obligor fails to do so;
(ii) discharge taxes, liens, security interests and other encumbrances at any time levied or placed upon any of the Collateral except Permitted Encumbrances; and (iii) pay for the maintenance and preservation of any of the Collateral. Any amounts so disbursed by the Bank shall accrue interest at the Prime Rate plus two percent (2%) from the date disbursed by the Bank until the date reimbursement in full is made. The Company will reimburse the Bank, on demand, for any payment made or any expense incurred by the Bank plus all interest accrued thereon pursuant to this authorization. Each Obligor hereby assigns to the Bank all of its right to receive the proceeds of insurance covering the Collateral, and such Obligor shall direct any insurer to pay all proceeds directly to the Bank and authorize the Bank to endorse the name of such Obligor on any draft for such proceeds.

              ARTICLE VI - Representations and Warranties Given by Obligors.

         6.1 Representations and Warranties. In order to induce the Bank to enter into this Agreement and to make the Loans, each Obligor represents and warrants to the Bank, in its respective individual capacity (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loans contemplated hereby) as follows:

         6.2 Incorporation. Each Obligor is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary. The Company has no Subsidiaries or investments in other corporations other than as set forth in Exhibit 6.2 attached hereto.

         6.3 Power and Authority. Each Obligor is duly authorized under all applicable provisions of law to execute and deliver the Note and each Obligor is duly authorized to execute, deliver and perform this Agreement and the other Loan Documents and all corporate action on its part required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement, the other Loan Documents and the Note, upon the due execution and delivery thereof, will be the valid and enforceable instruments and obligations of the Obligors, as the case may be, in accordance with their terms. Neither the execution of this Agreement and the Loan Documents nor the creation or issuance of the Note, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, writ or decree or the Articles of Incorporation or Bylaws of any Obligor, or any agreement or instrument to which any Obligor is now a party, or create any lien, charge or encumbrance (except as provided in this Agreement) upon any of the property or assets of any Obligor pursuant to the terms of any agreement or instrument to which such Obligor is a party or by which it is bound.

         6.4 Financial Condition. The consolidated balance sheets of the Company and its Subsidiaries for the Fiscal Years ended on July 1, 1995, June 29, 1996, June 28, 1997, June 27, 1998 and July 3, 1999, and the related consolidated statements of income, changes in stockholder's equity and changes in financial condition for each Fiscal Year then ended, certified by B.D.O. Seidman, certified public accountants, copies of all of which have been furnished to the Bank, are correct and complete and fairly present the financial condition of the Company and its Subsidiaries as at the dates of said balance sheets and the results of their operations for said periods. Except as set forth in Exhibit 6.4 hereto, the Company and its Subsidiaries do not have any material direct liabilities or Contingent Liabilities as of the date of this Agreement which are not reflected in such balance sheets or referred to in notes thereto. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis maintained throughout the period involved. Except as set forth in Exhibit 6.4 hereto, there has been no material adverse change in the business, properties or condition, financial or otherwise, of the Company or any Subsidiary since June 30, 1999.

         6.5 Title to Assets. The Obligors, except as set forth in Exhibit 6.5, have good and marketable title to their respective properties and assets including the properties and assets reflected in the financial statements and notes thereto described in Section 6.4, except for such assets as have been disposed of in the ordinary course of business since the date of said financial statements and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except for Permitted Encumbrances, the security, mortgages and encumbrances required by this Agreement in favor of the Bank, and except as described in such financial statements and notes thereto and Exhibit 6.5 hereto. Except as set forth on
Exhibit 6.5, upon the execution and delivery of this Agreement and upon the filing of appropriately completed UCC financing statements with the States of Alabama, California, Delaware, District of Columbia, Florida, Illinois, Maryland, New Jersey, New York, North Carolina, Tennessee, South Carolina and Virginia, the Bank will have a first priority perfected security interest in the Collateral in which a security interest can be perfected by filing.

         6.6 Contingent Liabilities. No Obligor has guaranteed any obligations of others, or is contingently liable in any manner, direct or indirect, other than as disclosed in the financial statements and notes thereto referred to in
Section 6.4 hereof or as reflected in Exhibit 6.6 hereto.

         6.7 Pending Actions. Except as set forth in Exhibit 6.7, there are no pending or, to the knowledge of any Obligor, threatened actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of such Obligor.

         6.8 Taxes. The Obligors have filed all income tax returns required to be filed by them and all taxes shown thereon have been paid, and except as set forth in Exhibit 6.8 no material controversy in respect of additional income taxes, state or Federal, of the Obligors is pending, or, to the knowledge of any Obligor, threatened. The Federal and state income taxes of the Obligors have been examined and reported on or closed for all Fiscal Years to and including the Fiscal Year Ended 1999. Adequate reserves have been established for the payment of all such taxes for periods ended subsequent to June 30, 1999 except as set forth in Exhibit 6.8.

         6.9 Contract or Restriction Affecting the Company. No Obligor is a party to nor is it bound by any contract or agreement or subject to any charter or other corporate restrictions which may materially and adversely affect the business, properties or condition, financial or otherwise, of such Obligor, except as disclosed in the financial statements and notes thereto described in
Section 6.4 hereof.

         6.10 Trademarks, Franchises and Licenses. Except as set forth in
Exhibit 6.10, the Obligor's own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct their respective businesses as now conducted, without known material conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

         6.11 No Default. No Obligor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it or they are a party and which default could materially adversely affect the properties, business or condition, financial or otherwise, of such Obligor.

         6.12 Governmental Authority. The Obligors have received the written approval of all Federal and state governmental authorities, if any, necessary to carry out the terms of this Agreement and to conduct their respective businesses as presently conducted, and no further consents or approvals are required in the making or performance of this Agreement or any of the other Loan Documents.

         6.13 No Untrue Statements. Neither this Agreement nor any reports, schedules, certificates, or instruments executed heretofore or simultaneously with this Agreement, the Notes or other Loan Documents delivered to the Bank contains any misrepresentation or untrue statement of material fact or omits to state any material facts necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.


         6.14 Regulation U. No part of the proceeds of the Loans made pursuant to this Agreement will be or have been used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. Neither of the Obligors are engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Bank, the Obligors will furnish to the Bank, in connection with the Loans, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in said Regulation. In addition, no part of the proceeds of the Loans will be used for the purchase of commodity future contracts (or margins therefor for short sales), for any commodity not required for the normal raw material inventory of the Obligors or any of them.

         6.15 ERISA Requirements. The Obligors have not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the PBGC (or any successor thereto under ERISA) in connection with any Plan established or maintained by any Obligor and no Reportable Event has occurred or is occurring with respect to any such Plan.

         6.16 Hazardous Material. Neither the Obligors, nor to the Obligor's best knowledge any previous owner or operator of any real property currently owned or operated by the Obligors (collectively, the "Property") has generated, stored, or disposed of any Hazardous Material on any portion of the Property, or transferred any Hazardous Material from the Property to any other location in violation of any applicable Environmental Laws, which has not been fully remedied. To the best of the Obligor's knowledge after due investigation, no Hazardous Material has been generated, stored, or disposed of on any portion of the Property by any other Person, or are now located on the Property. The Obligors are in full compliance with all applicable Environmental Laws and neither the Company nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Company or any of the Subsidiaries with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material. All of the foregoing is subject to the information contained in Exhibit 6.16 hereto.

         6.17 Solvency. Company and each Subsidiary are now, and after giving effect to the Revolving Credit Loan and issuance of the Standby Letters of Credit and the Documentary Letters of Credit will be, solvent.

                             ARTICLE VII - Closing.

         7.1 Conditions of Closing. The obligation of the Bank to make the Loan is subject to the continuing accuracy of all representations and warranties of the Obligors contained herein and the performance of all agreements by the Obligors contained herein, including the following:

         (a) Legal Opinions. At the Closing Date, the Bank has received the favorable opinion of Groves, Dunklin & Boggs, P.C., counsel for the Obligors, addressed to the Bank, in form and substance satisfactory to counsel for the Bank, as to (i) the matters specified in Sections 6.2, 6.3, 6.7, 6.11 and 6.12;
(ii) the due execution and delivery and the enforceability of the Loan Documents; (iii) the perfected security interest of the Bank in all jurisdictions in the Collateral, and (iv) as to such other matters as the Bank has reasonably requested.

         (b) Closing Documents and other Requirements. Obligors shall deliver or cause to be delivered to the Bank on or prior to the Closing Date each of the following, in form and substance satisfactory to the Bank and its counsel, and shall have complied with the following requirements:

                  (i) the executed Notes and executed counterparts of this Agreement, the Security Agreements and other Loan Documents;
                  (ii) Uniform Commercial Code financing statements covering the Collateral for filing in each jurisdiction necessary to perfect the Bank's security interest in all Collateral;
                  (iii) resolutions of the Board of Directors of each of the Obligors certified by the Secretary of the Obligors as of the Closing date, approving the transactions contemplated by this Agreement, and approving the form of this Agreement, the Security Agreement, the Notes and the Loan Documents, and authorizing execution, delivery and performance thereof;
                  (iv) specimen signatures of all officers of each of the Obligors, certified by an officer of each Obligor;
                  (v) (a) as to the Company and each Subsidiary, copies of Good Standing Certificates from the State of Delaware concerning the Company (and of the Subsidiaries from their states of incorporation) and the Articles of Incorporation certified by the Secretary of State to be a true and correct as currently in effect and a copy of the Bylaws certified by the Secretary of the Company or Subsidiary to be a true and correct copy as currently in effect and (b) copy of a Good Standing Certificate of the State of Georgia concerning Wink Davis and the Articles of Incorporation of Wink Davis certified by the Secretary of State of Georgia to be a true and correct copy as currently in effect and a copy of the Bylaws certified by the Secretary of Wink Davis to be a true and correct copy as currently in effect;
                  (vi) certificate of a recent date of the Secretary of State of North Carolina as to the authority of the Company and the Subsidiaries to do business in North Carolina and the good standing of the Company and the Subsidiaries;
                  (vii) evidence of insurance in form and amounts satisfactory to the Bank, and meeting the requirements of Section 5.4 hereof;
                  (viii) a certificate of the chief financial officer of the Company and each

         Subsidiary to the effect that no litigation or proceedings are pending or threatened which might reasonably be expected to adversely affect the Obligors' ability to perform its obligations under this Agreement or operation of the Obligors' business;

                  (ix) a Borrowing Base Certificate, dated as of May 24, 2000 completed and executed by the chief financial officer of Company which Borrowing Base Certificate showing proforma Excess Borrowing Base Amount in the amount of $1,000,000 or more assuming the initial advances at Closing;
                  (x) a certificate of the chief financial officer of the Borrower that the Borrower at the Borrower is in full compliance with the terms of Sections 11.15, 11.16, 11.18 and 11.19 hereof;
                  (xi) evidence all existing liens and financing statements in favor of Persons other than the Bank and covering the Collateral for the Loans and the obligations in respect of the Documentary Letters of Credit have been cancelled or released;
                  (xii) the consolidated financial statements of the Company and its Subsidiaries for the Fiscal Years 1995, 1996, 1997, 1998, and 1999, including balance sheets, income and cash flow statements, audited by independent public accountants acceptable to the Bank and prepared in conformity with generally accepted accounting principles, and consolidated financial statements of the Company for each of the fiscal quarters in Fiscal Year 2000;
                  (xiii) evidence there shall not have occurred a material adverse change since the Company's most recent annual consolidated financial statements in the business, assets, operations, condition (financial or otherwise) or prospects of the Company's and its Subsidiaries, or in the fact and information regarding such entities as represented to Bank to date;
                  (xiv) evidence of the absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Company or its Subsidiaries, or any transaction contemplated hereby or that could have a material adverse effect on the Company and its Subsidiaries or any transaction contemplated hereby or on the ability of the Company and its Subsidiaries to perform their obligations under the documents to be executed in connection with this Agreement;
                  (xv) the Company and its Subsidiaries shall be in compliance with all their existing financial obligations;
                  (xvi) receipt and review, with results satisfactory to the Bank and its special counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Company and its Subsidiaries;
                  (xvii) the Bank having completed a field examination of Company's and its Subsidiaries receivables and inventory and concluded that the same are satisfactory; and
                  (xviii) payment in immediately available funds of the Commitment Fee plus the payment of all other costs and expenses of the Bank, including but not limited to, the fees and expenses of counsel to the Bank and all filing and recording costs, relating to the Loan;
                  (xix) the Company having purchased a SWAP Agreement with such terms, and otherwise in form and substance acceptable to the Bank;
                  (xx) Stock Pledge Agreement executed by the Company pledging all of the stock in the subsidiaries to the Bank;
                  (xxi)    Assignment of Interest in Leases; and
                  (xxii) such other documents, instruments and certificates as the Bank may reasonably request.

                        ARTICLE VIII - Events of Default

         8.1 Events of Default. An Event of Default shall exist if any of the following shall occur:

         (a) Payment of Principal. If the Obligors fail to pay any principal of the Note when due or any Reimbursement Obligations when due; or

         (b) Payment of Interest and Fees. If the Obligors defaults in the payment of any interest upon the Note or any fees hereunder when due (including, but not limited to, fees due pursuant to the Standby Letter of Credit Subfacility or Facility Number 2); or

         (c) Payment of Other Obligations. If any Obligor defaults in the payment of principal of, by acceleration or otherwise, or interest on any Indebtedness beyond any period of grace provided with respect thereto, or in the performance of any other term or condition contained in any agreement under which any such Indebtedness is created, if the effect of such default is to cause, or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or

         (d) Representation or Warranty. If any representation or warranty made by the Obligors herein, or in any writing furnished in connection with or pursuant to this Agreement shall be false, misleading or inaccurate or incomplete in any material respect on the date as of which made; or

         (e) Liquidation or Dissolution. Liquidation or dissolution of any Obligor or suspension of the business of any Obligor or filing by any Obligor of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its or their debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of any Obligor indicating its or their consent to, approval of, or acquiescence in any petition or proceedings; the application by any of such Obligor for, or the appointment by consent or acquiescence of, a custodian, receiver or a trustee of such Obligor or for all or a substantial part of its or their property; the making by any Obligor of an assignment for the benefit of creditors, the inability of any Obligor or the admission by any Obligor in writing of its or their inability to pay its or their debts as they mature or the failure to pay its or their debts as they mature; or

         (f) Bankruptcy, Etc. Filing of an involuntary petition against any Obligor in bankruptcy or seeking reorganization, arrangement, readjustment of its or their debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or the involuntary appointment of a custodian, receiver or trustee for any Obligor or for all or a substantial part of its or their property, or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Obligor, and the continuance of any of such events for sixty (60) days undismissed or undischarged; or

         (g) Order of Dissolution. If any order is entered in any proceedings against any Obligor decreeing its dissolution or split-up, and such order remains in effect for more than sixty (60) days; or

         (h) Judgment. If a final judgment, which with other outstanding final judgments against any Obligor exceeds an aggregate of $100,000, shall be rendered against such Obligor and if within thirty (30) days after entry thereof such judgment shall not have been discharged, bonded or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged; or

         (i) Pension Plan. If (a) any material unfunded or underfunded or statutory liability is incurred by any Obligor under ERISA, or (b) any Reportable Event occurs under ERISA which event the PBGC determines to constitute grounds for termination of any employee benefit plan established or maintained by any Obligor; or

         (j) Other Instruments. If an Event of Default shall occur under any other Loan Document, or if for any reason other than the release or termination thereof by the Bank, any Loan Document shall be deemed unenforceable by a court of competent jurisdiction or shall no longer be effective, or the Company or any Subsidiary shall contend that this Agreement or any other Loan Document(s) are not enforceable; or

         (k) Management and Ownership. If (i) Robert S. Speizman or (ii) Mark Speizman and Bryan Speizman shall fail to remain active in the day-to-day operations of the Company and the Subsidiaries; or

         (l) Certain Covenants. If any Obligor defaults in the performance or observance of any agreement or covenant binding on it contained in Article X and
Article XI hereof; or

         (m) Other Covenants. If any Obligor defaults in the performance or observance of any other agreement, covenant, term or condition binding on it contained herein and not otherwise referenced in this Article VIII and such default shall not have been remedied within thirty (30) days; or

         (n) Default Under Reimbursement Obligation. If there is any failure to reimburse the Bank for any amount drawn under either the Standby Letters of Credit or the Documentary Letters of Credit when the same shall become due, or the failure to pay any fee or cost associated with any Standby Letter of Credit or Documentary Letter of Credit when due, or the failure to perform any obligation or the breach of or default under any Reimbursement Agreement executed by the Company or any Subsidiary relating to any Standby Letters of Credit or Documentary Letters of Credit; and

         (o) Notice of Certain Defaults. With respect to those events described under Section 8.01 (c), (d), (i), (j), (k), (l) or (m), such event will not constitute an Event of Default hereunder unless the Bank has declared an Event of Default and has sent written notice thereof to the Obligors.

         8.2 Certain Subsidiaries. Notwithstanding anything to the contrary herein, the insolvency or liquidation of Todd Motion, or the sale of Todd Motion by the Company, will not, in and of itself, constitute and Event of Default hereunder, provided the Bank is notified of such liquidation or sale and consents thereto.

            ARTICLE IX - Rights and Remedies After Event of Default.

         9.1 Rights and Remedies. If any Event of Default shall occur, then, at any time thereafter the Bank may, at its option, cease making Loans or issuing Standby Letters of Credit and Documentary Letters of Credit and/or declare the Note and all other Obligations owing by the Company and the Subsidiaries to the Bank pursuant to the Facility Number 1 and Facility Number 2 to be forthwith due and payable, and pay the face amount of all outstanding letters of credit whereupon the Notes and any other such Obligations and the face amounts of all outstanding letters of credit shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding. In addition, upon the occurrence of an Event of Default and acceleration of the Obligations pursuant to this Section, the Bank shall have, in addition to all other rights and remedies which the Bank may have under this Agreement, the other Loan Documents, and applicable law, the following rights and remedies, all of which may be exercised with or without further notice to any Obligor:

         (a) all of the rights and remedies of a secured party under the Uniform Commercial Code or other laws of the State of North Carolina or any other state where such rights and remedies are asserted;

         (b) to foreclose the liens and security interests created under this Agreement and the other Loan Documents or under any other agreement relating to the Collateral, by any available judicial procedure or without judicial process;

         (c) to enter any premises where the Collateral may be located, through self-help and without judicial process, without first obtaining a final judgement or giving any Obligor notice and opportunity for a hearing on the validity of the Bank's claim, for the purpose of taking possession or removing the same, or require any Obligor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank;

         (d) to sell, assign, lease or otherwise dispose of the Collateral or any part hereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representation or warranties, and upon such terms as shall be acceptable to the Bank, in its sole discretion, and the Bank may bid or become the purchaser at any such public sale, free from any right of redemption which is hereby expressly waived by each Obligor, and the Bank shall have the option to apply or be credited with the amount of all or any part of the Obligations owing to the Bank against the purchase price bid by the Bank at any such sale;

         (e) to exercise all rights has holder of the stock of the Subsidiaries, including, but not limited to, the voting of such stock or the sale thereof.

         The Bank may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Each Obligor agrees that the Bank has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. In addition, each Obligor agrees that in the event notice is necessary under applicable law, written notice mailed to such Obligor in the manner specified in Section 12.5 hereof ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to each Obligor.

         9.2 Collections: the Bank's Right to Notify Account Debtors. Upon and after an Event of Default, each Obligor hereby authorizes the Bank to: notify any or all Account Debtors that the Accounts have been assigned to the Bank and that the Bank has a security interest therein; and to direct such Account Debtors to make all payments due from them to such Obligor upon the Accounts directly to the Bank or to a lockbox maintained by the Company with the Bank. The Bank shall promptly furnish such Obligor with a copy of any such notice sent and each Obligor hereby agrees that any such notice, in the Bank's sole discretion, may be sent on such Obligor's stationery, in which event such Obligor shall co-sign such notice with the Bank.

         9.3 Application of Proceeds. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be in the Bank's absolute discretion. The Obligors shall be liable to the Bank and shall pay to the Bank on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Bank shall remit to the Company or the Person entitled thereto any surplus remaining after all Obligations have been paid in full.

         9.4 Appointment of the Bank as Obligor's Lawful Attorney. Upon and after an Event of Default, each Obligor irrevocably designates, makes, constitutes and appoints the Bank (and all Persons designated by the Bank) as such Obligor's true and lawful attorney (and agent-in-fact) and the Bank, or the Bank's agent, may, without notice to any Obligors, and at such time or times thereafter as the Bank or said agent, in its sole discretion, may determine, in the Obligor's or the Bank's name, (a) demand payment of the Accounts; (b) enforce payment of the Accounts, by legal proceedings or otherwise; (c) exercise all the Obligor's rights and remedies with respect to the collection of the Accounts; (d) settle, adjust, compromise, extend or renew the Accounts; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Bank deems advisable; (g) prepare, file and sign the Obligor's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (h) prepare, file and sign the Obligor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (i) employ and maintain in the Company's premises a custodian selected by the Bank who shall have full authority to do all this necessary to protect the Bank's interest; and (j) do all acts and things and execute all documents necessary, in the Bank's sole discretion, to collect the Accounts or to fulfill each Obligor's obligations under this Agreement. All acts of the Bank or its designee taken pursuant to this Section or Section 9.1 are hereby ratified and confirmed by each Obligor and the Bank or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law (other then from the gross negligence or willful misconduct of the Bank). This power, being coupled with an interest, is irrevocable by the Obligors until all Obligations to the Bank are paid in full.

         9.5 Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the Bank's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the any Obligor or the Bank or which may now or hereafter exist in law or in equity or by suit or otherwise. The Bank shall not be required to pursue its rights and remedies in any particular sequence. No delay or failure to take action on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Obligor and the Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Collateral or for any damages resulting therefrom.
                ARTICLE X - Affirmative Covenants of the Obligors

         10.1 Financial Reports and Other Data. Each Obligor, for itself, covenants that, so long as any portion of the indebtedness evidenced by the Notes remains unpaid or any Obligation remains outstanding and unless the Bank otherwise consents in writing, it will:

                  (1) Within 30 days after the end of each calendar month, deliver to the Bank a Borrowing Base Certificate, showing the Borrowing Base Amount and the Excess Borrowing Base Amount, together with summaries of Inventory, Eligible Inventory (specifying character of the Eligible Inventory), Eligible Accounts and such other information as the Bank may request from time to time, and shall deliver written assignments of all Eligible Accounts therewith in form and content acceptable to the Bank; provided, however, the failure of any Obligor to execute and deliver such schedules of Eligible Accounts or assignments shall not affect or limit the Bank's security interest to other rights in and to any Accounts.
                  (2) Within 10 days after the end of each quarter, schedules of all Inventory and Accounts in such detail and format as is reasonably acceptable to the Bank.
                  (3) As soon as practicable and in any event within 120 days after each Fiscal Year End, deliver to the Bank consolidated and consolidating balance sheets of the Company and Subsidiaries as at such Fiscal Year End, and related consolidated and consolidating statements of income, retained earnings and cash flows for such Fiscal Year, all in reasonable detail and satisfactory in scope to the Bank, and certified by and containing (as to the consolidated financial statements) an unqualified opinion of independent certified public accountants satisfactory to the Bank. The Bank acknowledges that as of the date hereof B.D.O. Siedman Company is satisfactory to the Bank.
                  (4)      As soon as practicable and in any event within sixty
                           (60) days after the end of each quarterly period of the Company, deliver to the Bank consolidated and consolidating balance sheets of the Company and Subsidiaries as at the end of such quarterly period, and related consolidated and consolidating statements of income and retained earnings for the period from the beginning of the current Fiscal Year to the end of such quarterly period, all to be in reasonable detail and certified by the chief financial officer of the Company and each Subsidiary, to have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject only to changes resulting from normal, recurring year-end adjustments;
                  (5) Copies of all filings made with the U.S. Securities and Exchange Commission as and when filed therewith;
                  (6)      As soon as practicable and in any event within sixty
                           (60) days after the end of each quarterly period of the Company, deliver to the Bank quarterly a certificate of the Chief Financial Officer of the Company and each Subsidiary stating that no Defaults or Events of Default have occurred during the related quarter, or specifying the nature and circumstances of any Default or Event of Default which has occurred during such period.
                  (7) Promptly deliver to the Bank a copy of the portions of all reports and management letters, if any, submitted to the Company and its Subsidiaries by its independent public accountants which relate to financial controls and substantive financial matters;
                  (8) With reasonable promptness, deliver such additional financial or other data as the Bank may reasonably request.

         10.2 Account Warranties and Representations. With respect to its Accounts, each Obligor represents and warrants to the Bank and the Bank may rely, in determining which Accounts listed on any Schedule of Accounts are Eligible Accounts, on all statements or representations made by any Obligor on or with respect to any such Schedule of Accounts, and, unless otherwise indicated in writing by such Obligor, that each account listed on the Schedule of Accounts: (a) will be owned by such Obligor free and clear of any liens, claims or encumbrances except those in favor of the Bank and will cover a bona fide sale and delivery of Inventory usually dealt in by such Obligor, or the rendition by each Obligor of services, to an Account Debtor in the ordinary course of business; (b) will be for a liquidated amount maturing as stated in the Schedule of Accounts and in the duplicate invoice covering said sale; (c) the Bank's security interest therein will not be subject to any offset, deduction, counterclaim, lien or other adverse condition; (d) there are no discounts, allowances, claims, setoffs, counterclaims or disputes of any kind or description existing or asserted with respect thereto except as may be stated in the Schedule of Accounts and in the duplicate invoice covering said sale; (e) there are, to the best of each Obligor's knowledge, no facts, events, or occurrences which would in any way impair the validity or enforcement thereof;
(f) the goods giving rise thereto are not, and are not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest except those held by the Bank; and (g) to the best of each Obligor's knowledge, each Person obligated on an Account is solvent and will continue to be fully able to pay all Accounts on which he is obligated in full when due. If any warranty is breached as to any Account, then the Bank may deem ineligible any or all Accounts owing by that Account Debtor, but the Bank shall retain its security interest in all Accounts, eligible and ineligible, until all Obligations of each Obligor has been paid and satisfied in full.

         10.3 Verification of Accounts. Any of the Bank's officers, employees, or agents shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise.

         10.4 Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of Two Hundred Fifty Thousand ($250,000) Dollars are in dispute between any Account Debtor and any Obligor (which shall include, without limitation, any dispute in which an offset, claim or counterclaim may result), such Obligor shall notify the Bank of the same immediately

(within two Domestic Business Days), explaining in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

         10.5 Taxes and Liens. Each Obligor shall promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of any Obligor, or upon any property, real, personal or mixed, belonging to any Obligor, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, no Obligor shall be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and provided the Company shall, if requested by the Bank, set up reserves therefor satisfactory to the Bank (such reserves not required to be separately funded); but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

         10.6 Business and Existence. Each Obligor shall do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence, rights and franchises, trade names, patents, trademarks and permits; and continue to engage principally in the business currently conducted by the Obligors.

         10.7 Insurance on Properties. Each Obligor shall keep its business and properties (including but not limited to all Collateral) insured at all times with responsible insurance companies and carry such types and amounts of insurance as are usually carried by corporations engaged in the same or a similar business similarly situated as is reasonably satisfactory to the Bank and provide the Bank with copies of all such policies or certificates of insurance which insure property encumbered hereunder naming the Bank as an additional insured and/or lienholder.

         10.8 Maintain Property. Each Obligor shall maintain its properties in good order and repair and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, provided that nothing in this Section 10.8 shall prevent any Obligor from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of such Obligor, desirable in the conduct of the business of such Obligor and not disadvantageous in any material respects to the Bank.

         10.9 Observe all Laws. Each Obligor shall conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

         10.10 Payment of Obligations. Each Obligor shall pay when due, all its obligations and liabilities, except for intercompany obligations and liabilities (provided, however, that such intercompany obligations and liabilities do not violate the provisions of Section 11.1(l) hereof), and except where the same may be contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same are maintained.

         10.11 Books of Record and Account. Each Obligor shall (a) Keep proper books of record and accounts in which full, true and correct entries, shall be made of its transactions in accordance with generally accepted accounting principles applied on a basis consistent with those applied in the preparation of the financial statements described in Section 10.1 hereof; and (b) Set aside on its books from its earnings for each Fiscal Year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of their properties during such Fiscal Year, as shall be required in accordance with generally accepted accounting principles consistently applied.

         10.12 Company's Knowledge of Default. Each Obligor shall immediately (within one Domestic Business Day) give notice to the Bank of the occurrence of any Default or Event of Default hereunder or under any other material obligation of any Obligor, of which any Obligor has knowledge, specifying the nature thereof, the period of existence thereof and what action the Company or Subsidiary proposes to take with respect thereto. In addition, as to all Subsidiaries, the Company shall notify the Bank of such of the foregoing as may materially adversely affect the operations or financial condition of any such Subsidiary.

         10.13 Suits or Other Proceedings. Each Obligor shall immediately (within two Domestic Business Days) give the Bank written notice of any litigation, dispute or proceeding involving a claim for $100,000 or more instituted against any Obligor and not fully covered by insurance, or any attachment, levy, execution, or other process involving a claim for $100,000 or more being instituted against any assets of any Obligor and not fully covered by insurance, and establish or cause to be established appropriate and adequate reserves to cover any such claim, levy, attachment, execution or other process; however, each Obligor shall give the Bank immediate written notice of any litigation, dispute or proceeding, whether or not fully insured, involving a claim in excess of $500,000. In addition, as to all Subsidiaries, the Company shall notify the Bank of such of the foregoing as may materially adversely affect the operations or financial condition of any such Subsidiary.

         10.14 ERISA. Each Obligor shall substantially comply with all requirements of ERISA applicable to it and furnish to the Bank as soon as possible and in any event within thirty (30) days after any Obligor or duly appointed administrator of a Plan knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the President of such Obligor setting forth details as to such Reportable Event or any action which such Obligor proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized. Each Obligor shall promptly deliver to the Bank copies of all correspondence from and to the PBGC or any other governmental authority with respect to any such Reportable Event.

         10.15 Right of Inspection. Each Obligor shall permit the Bank at the Bank's expense, to visit and inspect any of the properties, corporate books and financial reports of the Obligors and to discuss their affairs, finances and accounts with their principal officers and their independent public accountants, all at such reasonable times and as often as the Bank may reasonably request.

         10.16 Consolidated Tangible Net Worth. The Obligors shall maintain at all times, a Consolidated Tangible Net Worth of not less than $18,000,000.00 for Fiscal Year 2000, with annual increases thereto equal to 50% of net income (as determined under generally accepted accounting principles) for the previous Fiscal Year with no adjustment for losses.

         10.17 Total Liabilities to Tangible Net Worth. Maintain a ratio of Consolidated Total

Liabilities to Consolidated Tangible Net Worth of not greater than 2.50 to 1.00.

         10.18 Fixed Change Coverage Ratio. Maintain at all times a Consolidated Fixed Charge Ratio of 1.75 to 1.0 computed on a trailing four quarter average basis.

         10.19 Funded Debt Coverage Ratio. Maintain at each fiscal quarter-end a ratio Consolidated Funded Debt to EBITDA of not greater than 4.00 to 1.00, computed on a trailing four quarter average basis.

         10.20 Use of Proceeds. The Company will use the proceeds of the Revolving Credit Loan for its working capital and other general corporate purposes. No part of the proceeds of the Loans will be used to "purchase" or "carry" "margin stock" as such terms are used in Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying margin stock and the use of such Loans, or any of them, shall not result in any violation of Regulations G, T, U or X of said Board.

         10.21 Notice of Discharge of Hazardous Materials or Environmental Complaint. Give to the Bank immediate written notice of any complaint, order, directive, claim, citation or notice by any governmental authority or any Person with respect to (i) air emissions, (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property,
(iii) noise emissions, (iv) solid or liquid waste disposal, or (v) the use, generation, storage, transportation or disposal of Hazardous Material. Such notices shall include, among other information, the name of the party who filed the claim, the nature of the claim and the actual or potential amount of the claim. The Company shall promptly comply with its obligations under law with regard to such matters. However, the Company shall not be obligated to give such notice to the Bank of any discharge of any Hazardous Material which occurs legally in accordance with and pursuant to the terms and conditions of a valid governmental permit, license, certificate or approval therefor.

         10.22 Maintenance of Operating Accounts. Open its primary operating accounts for the Company and each Subsidiary with the Bank within thirty (30) days of Closing; keep and maintain such accounts with the Bank during the term of the Loans and cause to be deposited therein all revenues of the Company and each Subsidiary during such period of time.

                     ARTICLE XI - Negative Covenants of the Obligors.

         Section 11.1 Negative Covenants. Each Obligor, for itself, covenants and agrees that from the date hereof until payment in full of the principal and interest on the Notes, unless the Bank shall otherwise have consented prior thereto in writing, it will not, either directly or indirectly:

         (a) Indebtedness. Incur, create, assume or permit to exist any Indebtedness, however evidenced, except:

         (i)      Indebtedness to the Bank arising under this Agreement;
         (ii)     Indebtedness existing as of the date hereof and described in
                  Exhibit 11.1(a) attached hereto, which Indebtedness shall be paid in accordance with its terms as they exist on the date hereof;
         (iii) Indebtedness incurred to acquire equipment not to exceed in the aggregate amount outstanding at any time $100,000 provided
                  (a) such Indebtedness is secured by the equipment purchased therewith and (b) such Indebtedness bears interest at a rate less than the rate offered by the Bank in effect on the date such competing financing is offered; and
         (iv) trade Indebtedness created in the ordinary course of business; provided such Indebtedness is not secured with any of the Collateral on a equal or senior basis to the Bank's security interest thereon.

         (v) leases for motor vehicles and computers and software used in the ordinary course of business.

         (b) Limitations on Liens. Incur, create, assume or permit to exist any Liens of any kind upon any of its property now owned or hereafter acquired or assets of any character, including those arising under conditional sales or other title retention agreements, except:

         (i)      Permitted Encumbrances;
         (ii) Liens existing as of the date hereof and described in Exhibit 11.1(b) attached hereto;
         (iii)    Liens securing Indebtedness described in Section 11.1(a); and
         (iv) Liens securing the indebtedness to the Bank under this Agreement.

         (c) Consolidation, Merger or Reorganization. Enter into any transaction of merger or consolidation.

         (d) Sale of Assets, Dissolution, Etc. Sell, assign, lease or otherwise dispose of any properties or assets, or any of its accounts, notes, franchises or contract rights, except in the ordinary course of business, or any stock or any indebtedness of any Subsidiary, or any assets or properties necessary or desirable for the proper conduct of its business, or wind up, liquidate or dissolve, or agree to any of the foregoing, or permit any Subsidiary to do so.

         (e) Loans and Investment. Lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person, or agree to do any of the foregoing, except for (i) obligations of the United States of America and agencies thereof maturing not more than one year after the date of purchase thereof; (ii) obligations of banks not to exceed the principal sum of $50,000 whose commercial paper has a rating of P-1 by Standard and Poor's Corporation or A-1 by Moody's Investor Service or obligations of banks that are wholly-owned subsidiaries of bank holding companies whose, commercial paper has a rating, of P-1 by Standard and Poor's Corporation or A-1 by Moody's Investor Service; (iii) accommodation loans to employees not to exceed at any time outstanding the sum of $50,000; and (iv) loans and advances permitted under Section 11.1(a) hereof;

         (f) Guarantee. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations of any other Person, other than (i) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection, and (ii) equipment financing guaranteed in part by the Export Import Bank of the United States, provided the recourse amount of such equipment financing shall not exceed at any given time $1,000,000 in the aggregate for the Company and the Subsidiaries combined.

         (g) Rental Obligations. Incur, create, assume or permit to exist, in respect of leases of real or personal property during any Fiscal Year, rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums in excess of $2,500,000 for the Company and the Subsidiaries combined.

         (h) Dividends, Redemptions and Other Payments. (a) Declare or pay any dividends (other than dividends payable solely in common stock on any shares of stock of any class of the Company now or hereafter outstanding), or purchase, redeem or otherwise retire any such shares in excess of $250,000, or apply or set apart any of its assets therefor or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing; or (b) alter, amend or modify in any manner the capital structure of the Company or any Subsidiary.

         (i) Capital Expenditures. Make or become committed to make any expenditures for fixed or capital assets amounting in the aggregate for the Obligors during any Fiscal Year of the Company in excess of Operating Cash Flow plus $500,000, minus scheduled principal payments of Funded Debt for such Fiscal Year and the aggregate amount of dividends paid or declared on the capital stock of the Company during such Fiscal Year. No Obligor shall be entitled to make any such expenditures if after giving effect thereto it is in violation of any of the other terms of this Agreement as a result of capital expenditures at any time during such Fiscal Years.

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
         (j) Fiscal Year. Change the method of determining its Fiscal Year.

         (k) Nature of Business. Enter into any lines of business which are unrelated to their current lines of business.

         (l) Transactions with Subsidiaries. Permit at any time new loans or advances aggregating $500,000 from the Company to the Subsidiaries, or amongst the ones without the prior consent of the Bank.

         (m) Affiliates. Purchase, acquire or lease any property from, or sell, dispose of or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except upon terms not less favorable to the Obligor than if no such relationship existed, except for reasonable intercompany discounts.

         (n) Non - U.S. Subsidiaries. Not undertake any material business or transfer or hold any material assets or any Collateral in any Non-United States based or located Person without the Bank's written consent which may be granted in its sole and absolute discretion. For purposes of this Subsection (n) "Material" shall mean any asset or Collateral with a value of $100,000 or more.

                          ARTICLE XII - Miscellaneous.

         12.1 Amendment. Any provision of this Agreement and the other Loan Documents may be waived or modified only by an instrument in writing signed by the Obligors and the Bank.

         12.2 No Waiver. No failure on the part of the Bank to exercise, and not delay in exercising, and no course of dealing with respect to any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right nor shall the single or partial exercise of any right precluded any other further exercise thereof. The


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

remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12.3 Survival. All representations and warranties made herein shall survive the making of the Loans hereunder.

         12.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all out-of-pocket costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement, the Note or any of the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, with respect thereto and with respect to advising the Bank as to its respective rights and responsibilities under this Agreement, the Note or any of the other Loan Documents, and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes, or any of the other Loan Documents, in addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Note, or other Loan Documents and the other documents to be delivered under any such Loan Document, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         12.5 Notices. All notices, requests and demands to or upon the respective parties hereto (other than routine billing notices) shall be deemed to have been given or made on the Domestic Business Day deposited in the mail, postage prepaid, or when delivered by Federal Express, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

                  The Company:               Mr. Robert Speizman
                                             Mr. Jim McCorkle
                                             Speizman Industries, Inc.
                                             701 Griffith Road

                                             Post Office Box 242108
                                             Charlotte, NC 28224
                                             Phone: (704) 559-5777
                                             Fax:     (704) 676-4222

                  Copy to:                   Richard Bigger, Jr., Esquire
                                             David Boggs, Esquire
                                             Grove, Dunklin & Boggs, P.C.
                                             1100 South Tryon Street, 4th Floor
                                             Post Office Box 32248 (28232-2248)
                                             Charlotte, NC 28203
                                             Phone: (704) 372-4800
                                             Fax:    (704) 377-4784

        The Bank:                            SouthTrust Bank, N.A.
                                             5960 Fairview Road, Suite 402
                                             Charlotte, NC 28210
                                             Attention: Corporate Banking
                                             Phone: (704) 571-7368
                                             Fax:    (704) 571-7366

                  Copy to:                   Patrick F. Brown, Esquire
                                             Nexsen Pruet Jacobs & Pollard, LLP
                                             201 South Tryon Street, Suite 1200
                                             Charlotte, North Carolina 28202
                                             Phone: (704) 338-5314
                                             Fax: (704) 338-5377

         12.6 Liens; Set Off by Bank The Obligors hereby grant to the Bank a continuing lien for the Notes upon any and all monies, securities and other property of the Obligors and the


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

proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Obligors, and also upon any and all deposits (general or special) and credits of the Obligors against the Bank, at any time existing. Upon the occurrence of any Event of Default as specified above, the Bank is hereby authorized at any time and from time to time, without notice to the Obligors, to set off, appropriate, and apply any and all items herein above referred to against all Obligations to the Bank.

         12.7 Governing Law. GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. THIS AGREEMENT, THE NOTE AND ALL OTHER LOAN DOCUMENTS SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. OBLIGORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF MECKLENBURG COUNTY, NORTH CAROLINA AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. OBLIGORS EXPRESSLY WAIVE ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. OBLIGORS FURTHER WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO OBLIGORS AT THE ADDRESS SET FORTH HEREIN ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO OBLIGORS ADDRESS.

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

         12.8 Commercially Reasonable Manner. Unless otherwise provided herein, the Bank, the Company and the Subsidiaries shall each act in a commercially reasonable manner in taking any actions under this Agreement.

         12.9 Stamp or Other Tax. Should any stamp or excise tax become payable under the laws of the United States or North Carolina, or any subdivision thereof or municipality therein in respect of this Agreement or the Notes or any modification hereof or thereof, the Company shall pay the same (including interest and penalties, if any) and shall hold the Bank harmless with respect thereto.

         12.10 Counterparts and Effectiveness. This Agreement may be executed by the parties hereto in any number of counterparts and each counterpart shall be deemed to be an original but all shall constitute together but one and the same Agreement. This Agreement shall become effective as of the day and year first above written.

         12.11 Assignments and Participations. The Company and Subsidiaries acknowledge and agrees that the Bank may, without prior consent of or notice to the Company, assign, sell or transfer the Obligations or both of the Notes, in whole or in part, or grant or sell one or more participations in the Obligations or portions thereof from time to time. In the event the Bank assigns, sells or transfers any portion of the Obligations or any interest in either Note, the Company and Subsidiaries agree to execute and deliver any documents or instruments necessary in the Bank's opinion to carry out such assignment, transfer or sale, including without limitation execution and delivery of new Notes in favor of the assignee, transferee or purchaser.

         12.12 Indirect Acts. Any act which any Obligor is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

         12.13 Severability. In case any one or more of the provisions contained in this Loan Agreement or in the Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Note, shall not in any way be affected or impaired thereby, and this Agreement or in the Loan Agreement and the Note shall otherwise remain in full force and effect.

         12.14 No Third Party Beneficiary. The terms, provisions, conditions, and requirements made and set forth herein are for the benefit of the parties hereto only. In no event shall the Bank be construed to be any Obligor's agent, and in no event is the Bank assuming any Obligor's responsibility for any obligation. It is specifically intended that no party shall be a third-party beneficiary hereunder, except and unless it is specifically provided herein that any provision shall operate or inure to the use and benefit of a third party, i.e., no subcontractor, or material supplier shall have any rights hereunder against the Bank, or be entitled to protection of the covenants herein contained, although such parties may have recourse to the Obligors or any of them.

         12.15 Usury. Anything contained herein or in the Note or any other instrument securing the advances hereunder to the contrary notwithstanding, if for any reason the effective rate of interest on such advances should exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by the holder of the Note as a credit against the unpaid principal amount due thereunder.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the Obligors and the Bank have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

COMPANY AND SUBSIDIARIES:                    BANK:

SPEIZMAN INDUSTRIES, INC. (SEAL)             SOUTHTRUST BANK, N.A. (SEAL)

By:  /s/ Robert S.  Speizman                 By:  /s/ J. Bradley Lower
    --------------------------------------       -------------------------------
         Robert S. Speizman                           J. Bradley Lower

Its:     President                           Its:     Vice President



SPEIZMAN YARN EQUIPMENT, INC. (SEAL)


By:  /s/ Robert S.  Speizman
    --------------------------------------
         Robert S. Speizman

Its:     President



TODD MOTION CONTROLS, INC. (SEAL)


By:  /s/ Robert S.  Speizman
    --------------------------------------
         Robert S. Speizman

Its:     President



WINK DAVIS EQUIPMENT COMPANY, INC.  (SEAL)


By:  /s/ James H. McCorkle, III
    --------------------------------------
         James H. McCorkle, III

Its:     Vice President & Assistant Secretary


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